                                                                      EXHIBIT 11



INDEPENDENT AUDITORS' CONSENT



Merrill Lynch California Insured Municipal Bond Fund of


Merrill Lynch California Municipal Series Trust:



We consent to the use in Post-Effective Amendment No. 5 to Registration Statement No. 33-55864 of our report dated September 30, 1996 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.



Deloitte & Touche LLP


Princeton, New Jersey


December 20, 1996